SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934




Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[X] Definitive Information Statement


                          Montgomery Realty Group, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1) Title of each class of securities to which transaction applies:
        _______________________________________________________________________
     2) Aggregate number of securities to which transaction applies:
        _______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        _______________________________________________________________________
     4) Proposed maximum aggregate value of transaction:
        _______________________________________________________________________
     5) Total fee paid:
        _______________________________________________________________________

[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

                          MONTGOMERY REALTY GROUP, INC.
                        400 Oyster Point Blvd., Suite 415
                          South San Francisco, CA 94080
                            Telephone (650) 266-8080
                             Telecopy (650) 266-8089

                            _________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of Montgomery Realty Group, Inc.:

         The annual meeting of stockholders of Montgomery Realty Group, Inc. ("Montgomery") will be held June 29, 2004, at 10:00 a.m., at 400 Oyster Point Blvd., Suite 415, South San Francisco, California, 94080, for the following purposes:

         (1) to elect five directors to the board of directors to serve for a one-year term or until their successors are chosen and qualified; and

         (2) to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on May 28, 2004, will be entitled to vote at the meeting and any adjournment thereof.

         Montgomery's majority stockholder has determined that the shares of common stock held by him or over which he has voting control will be voted in favor of Proposal 1 as set forth above. Under Nevada law, such shares represent a sufficient number of shares to assure stockholder approval of such proposal without the vote of any other stockholder of Montgomery. Accordingly, Montgomery is not asking its stockholders for a proxy and stockholders are requested not to send a proxy.

         This information statement is being mailed on or about June 8, 2004, to all stockholders of record as of the close of business on May 28, 2004 (the "Record Date"), and is accompanied by a copy of our Annual Report to stockholders for the year ended December 31, 2003, which includes our audited financial statements and other information. Your attention is directed to the enclosed information statement.

                                           By order of the Board of Directors:


                                           Dinesh Maniar, Chairman and President

South San Francisco, California
June 8, 2004



           Montgomery is not asking its stockholders for a proxy, and stockholders are requested not to send a proxy.

                          MONTGOMERY REALTY GROUP, INC.
                        400 Oyster Point Blvd., Suite 415
                          South San Francisco, CA 94080
                            Telephone (650) 266-8080
                             Telecopy (650) 266-8089

                            _________________________


                              INFORMATION STATEMENT

         This information statement is furnished by the board of directors of Montgomery Realty Group, Inc., 400 Oyster Point Blvd., Suite 415, South San Francisco, California, 94080 ("Montgomery"), in connection with the election of five directors to the board of directors at the annual meeting of the stockholders to be held at 400 Oyster Point Blvd., Suite 415, South San Francisco, California, at 10:00 a.m. on June 29, 2004, and at all adjournments thereof.

         On all matters that may come before the meeting, each stockholder will be entitled to one vote for each share of Montgomery's common stock, par value $0.001 per share (the "Common Stock"), of which such stockholder was the holder of record on the Record Date. On the Record Date, there were issued and entitled to vote 16,500,000 shares of Common Stock.

         As described in this information statement, Montgomery's majority stockholder, who owns or has voting control over sufficient shares of Common Stock to approve the above-described proposal (without the vote of any other stockholder of Montgomery), has determined to vote all of his shares in favor of such proposal. Thus, approval and adoption of such proposal by the stockholders of Montgomery are assured. Accordingly, Montgomery is not asking its stockholders for a proxy and stockholders are requested not to send a proxy.

                     We are not asking you for a proxy, and
                    you are requested not to send us a proxy.


                              ELECTION OF DIRECTORS

         Montgomery's board of directors is composed of five members. Montgomery's articles of incorporation provide for the election of the entire board of directors at each annual meeting of stockholders, with each director to serve until the next annual meeting and until such director's successor is elected and qualified.

         Since the May 26, 1999, special meeting of stockholders, Montgomery's board of directors has consisted of Dinesh Maniar, Keith A. Cannon, O. Lee Barnett, James M. Hanavan and Arthur A. Torres. Montgomery's management is nominating, and the stockholders are being asked to reelect, each of the five current members of the board of directors.

         The following table sets forth the name, age and position of each current director of Montgomery:

                  Name                  Age                Title
         ------------------------   ------------  ------------------------------
         Dinesh Maniar                  63        Chairman and President
         Keith A. Cannon                63        Director
         O. Lee Barnett                 64        Director and Treasurer
         James M. Hanavan               59        Director and Secretary
         Arthur A. Torres               57        Director

         Dinesh Maniar has been an industrial and commercial real estate developer since 1973. Mr. Maniar is president of the Maniar Investment Group, consisting principally of Diversified Investment and Management Corporation

("DIMC") and several affiliated companies active in residential, retail and office development, management and investment. Mr. Maniar has built and leased commercial buildings of approximately 2,000,000 square feet. Several of Mr. Maniar's projects have been purchased by such companies as Prudential Life Insurance Company, Bank of America Trust Company, Equitable Life Assurance Company and Grosvenor International. Mr. Maniar's projects have been occupied by leading national and international firms such as Japan Foods (Kikkoman), Coca-Cola, Duracell, Aero Electronics, Bally, OMI, Mead Paper and National Semiconductor.

         Keith A. Cannon, a resident of Oceanside, California, has been a stockbroker and registered representative of Wilson-Davis & Co., Inc., a broker-dealer based in Salt Lake City, Utah, for more than 10 years. Mr. Cannon is also a director of Elamex S.A. de C.V., Global ePoint, Inc., and M.B.A. Holdings, Inc.

         O. Lee Barnett has been self-employed since 1961 as a tax accountant and management consultant. From 1969 until 1989, Mr. Barnett was also a trustee of Mortgage Investment Trust of Utah, located in Salt Lake City, Utah, a financial and development company investing in discounted real estate contracts and other real estate evidences of indebtedness, as well as unimproved and improved commercial and residential real estate. From 1961 to the present, Mr. Barnett has been an investor in various real estate properties. Mr. Barnett was involved in the development of real estate subdivisions in Salt Lake County, Utah, between 1986 and 1989. Mr. Barnett holds a Bachelor of Science degree from the University of Utah, Salt Lake City, Utah, in Banking and Finance, which was obtained in 1961. Mr. Barnett is also a director of Global ePoint, Inc.

         James M. Hanavan is of counsel with the San Francisco law firm Craigie, McCarthy & Clow. He was a stockholder in the San Francisco office of the law firm of Bullivant Houser Bailey PC beginning in June 1997 and, prior to that, a senior litigation partner with Gordon & Rees, LLP. Mr. Hanavan has over 20 years experience specializing in the defense of accountants, attorneys, financial planners, ERISA plan administrators, real estate brokers and other professionals. Mr. Hanavan has substantial experience in real estate-related litigation, as well as in providing business counseling and transactional services, for a variety of clients. Mr. Hanavan received his Bachelor of Science degree from Pennsylvania State University in 1967 and his Juris Doctor degree from American University, Washington College of Law, in 1973.

         Arthur A. Torres is a consultant to a number of nonprofit organizations. He was chairman of the California Democratic Party from February 1996 to December 2001. He served as a California State Senator from 1982 to 1994 and a California State Assemblyman from 1972 to 1982. He serves on the board of directors for the California Planning and Conservation League, Heal the Bay, Coalition for Clean Air and Los Angeles Educational Alliance for Restructuring Now. As a senator, he served on numerous committees advocating healthcare insurance reform, environmental protection and business. Mr. Torres received his Bachelor of Arts degree from the University of California, Santa Cruz and his Juris Doctor degree from the University of California, Davis-School of Law.


                          BOARD MEETINGS AND COMMITTEES

         The board of directors held three meetings during 2003 and has held one meeting thus far in 2004. Each member of the board of directors attended all meetings, except Arthur A. Torres, who attended all meetings in 2003, but was unable to attend the one meeting held thus far in 2004. The board has no standing compensation committee, and the functions of that committee are performed by the full board of directors. The board has a standing Audit Committee consisting of Arthur A. Torres, Keith A. Cannon and O. Lee Barnett, each of whom is an independent director under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards ("Rule 4200(a)(14)"). The board of directors has no nominating committee, and the functions of that committee are performed by Dinesh Maniar.

Audit Committee Report

         The Audit Committee oversees the financial reporting process for Montgomery on behalf of the board of directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the annual financial statements included in Montgomery's annual report on Form 10-KSB and filed with the Securities and Exchange Commission. The Audit Committee also reviewed the unaudited financial statements included in the Company's quarterly reports on Form 10-QSB.

         In accordance with Statements of Accounting Standards Nos. 61, 89 and 90, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the financial statements. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Montgomery and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

         The Audit Committee has also discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by Montgomery, and the selection of Montgomery's independent auditors with Montgomery's management and its independent auditors.

         Pursuant to the reviews and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

         The foregoing report has been furnished by:       Arthur A. Torres
                                                           Keith A. Cannon
                                                           O. Lee Barnett

Nominating Committee

         Montgomery does not have a formal nominating committee or a written charter. Instead, as the 97.3% stockholder and a member of the board of directors, Dinesh Maniar, who is not an independent director under Rule 4200(a)(14), performs the functions of the nominating committee. Given Mr. Maniar's ownership of an overwhelming majority of Montgomery's common stock, the board of directors considers it appropriate that Montgomery has not developed a policy for considering nominations submitted by security holders other than Mr. Maniar. Instead, Mr. Maniar selects nominees for Montgomery's board of directors based on his personal assessment of their skills, qualifications and ability to create value for Montgomery's stockholders.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during or respecting our last fiscal year ended December 31, 2003, and any written representation referred to in Paragraph (b)(2)(i) of Item 405 of Regulation S-B, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of our equity securities, or any other person known to be subject to Section 16 of the Securities Exchange Act of 1934 failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act during the most recently-completed full fiscal year or any prior fiscal year.


                             EXECUTIVE COMPENSATION

         Dinesh Maniar, Montgomery's chief executive officer, is Montgomery's only executive officer. Mr. Maniar performs executive management functions only, and does not directly supervise any of Montgomery's day-to-day activities. Due to the inherent stability of Montgomery's four real estate assets, Mr. Maniar does not devote his full time to Montgomery and receives no compensation for his services. Montgomery does not intend to compensate Mr. Maniar during 2004.

         All day-to-day activities of Montgomery are performed by DIMC pursuant to its written management agreement as discussed herein. DIMC is compensated for these services as discussed below under the heading "Certain Relationships and Related Transactions. Reimbursement to DIMC for Office Use and Administrative Support."

         Beginning December 21, 1999, each member of the board of directors, including Mr. Maniar, received a $300 honorarium payment per meeting. That amount was increased to $500 per meeting at the March 4, 2003, meeting of the board of directors. On June 25, 2003, each member of the board of directors received a one-time honorarium payment of $5,000 in connection with the board's special work imposed by the sale of the San Ramon Shopping Center and the acquisition of the Front Street Office Building.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this information statement, the name, address and shareholdings of each person who owns of record, or was known by Montgomery to own beneficially, 5% or more of the Common Stock currently issued and outstanding; the name and stockholdings of each director; and the stockholdings of all executive officers and directors as a group. Unless otherwise indicated, all shares consist of Common Stock, and all such shares are owned beneficially and of record by the named person or group:

                                        Nature of      Number of  Percentage of
Name of Person or Group(1)             Ownership(2)     Shares      Ownership
------------------------------------- -------------- ------------ -------------
Directors and
Principal Stockholders

  Dinesh Maniar                       Common Stock  16,060,000(3)     97.3%
  President and Chairman

  Keith A. Cannon                     Common Stock     207,300(4)      1.3
  Director

  O. Lee Barnett                      Common Stock       2,000(5)       *
  Director and Treasurer

  James M. Hanavan                    Common Stock          --         --
  Director and Secretary

  Arthur A. Torres                    Common Stock          --         --
                                                    ------------- -------------

All Executive Officers and Directors  Common Stock
 as a Group (five persons)               Total      16,269,300        98.6%
                                                    ============= =============
* Less than 1%.
--------------------
(1) Unless otherwise indicated, the address of the each of the foregoing persons is in care of Montgomery at its corporate office.
(2) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(3) Includes 16,000,000 shares held of record by Dinesh Maniar and 60,000 shares held by his wife. Does not include shares held by an adult child living outside of Mr. Maniar's house.
(4) Includes shares held in Mr. Cannon's individual retirement accounts and 12,000 shares owned by Mr. Cannon's wife.
(5)  Includes shares held in Mr. Barnett's individual retirement account.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's-length negotiations.

Reimbursement to DIMC for Office Use and Administrative Support

         Montgomery obtains the use of office facilities and related administrative support from DIMC, a corporation owned by Mr. Maniar, president, director and principal stockholder of Montgomery. DIMC's executive offices are located at 400 Oyster Point Boulevard, Suite 415, South San Francisco, California. In addition, Montgomery reimburses DIMC for the use of communications and data processing systems, secretarial and administrative services, office supplies, and related support at their approximate allocable direct cost, as estimated by DIMC, with a minimum monthly payment of $10,000. Management estimates that the total amount to be reimbursed to DIMC for office use and administrative support during 2004 will not exceed $150,000.

         Montgomery uses DIMC's professional property management and development staff, including attorneys, accountants, engineers and similar professionals, to handle all day-to-day administrative matters for Montgomery, together with such other matters as may be determined by the management of Montgomery and as in connection with Montgomery's business activities. Montgomery will reimburse DIMC its direct costs for such services, including allocable payroll burdens, employee benefits and related costs, as provided in the Management Agreement between DIMC and Montgomery discussed above. Such costs will vary depending on the nature and extent of services actually required by Montgomery.

         Amounts reimbursed by Montgomery to DIMC under the foregoing arrangements may include reimbursement of salaries to persons who may also serve as officers and directors of Montgomery.

Commission Paid to DIMC as Real Estate Broker

         DIMC, which is 100% owned by Dinesh Maniar, acted as broker for Montgomery with respect to the sale of the San Ramon Retail Center and received a commission of 2% of the gross sales price. DIMC was prepaid $40,000 towards the commission; however, the actual sale amount was less than anticipated and consequently, DIMC repaid Montgomery the sum of $2,168 as a refund for excess commission prepaid. DIMC was not paid any commission with respect to the purchase of the Front Street Office Building. DIMC's role as broker and its commission amount were approved by Montgomery's board of directors at a special meeting, with Dinesh Maniar abstaining.

Development and Consulting Agreement with DIMC

         In August 2003, Montgomery entered into a development agreement with DIMC for DIMC to act as Montgomery's agent with respect to obtaining the building permits, obtaining other necessary permits and planning department approvals, and other matters related to the Front Street Office Building. DIMC will also offer its services to assist Montgomery in obtaining a construction loan for the renovation and will act as a broker to assist Montgomery in leasing the building once all renovation is completed. Under that agreement, Montgomery paid DIMC a development consulting fee of $25,000 per month for the months of August, September and October 2003, when approval of the renovation entitlements were received. Additionally, Montgomery paid DIMC $48,000 of reimbursement for third-party costs and advanced $10,000 to DIMC for future expenses.

Conflicts of Interest in Future Transactions

         In future transactions between Montgomery and one or more of its officers or directors, an entity in which such officers or directors also serve as officers or directors, or in which they have a financial interest, the common or interested director is obligated to disclose such full circumstances to the board of directors who will then consider the terms of the transaction and determine whether it is in the best interest of and fair to Montgomery, without the participation or vote of the common or interested director.

                                 CODE OF ETHICS

         Montgomery has adopted a code of ethics that applies to its chief executive officer and chief financial officer, who also perform the functions of a chief accounting officer. A copy of the code of ethics will be provided upon request, without charge.


             POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETING

         Montgomery's directors are encouraged, but not required, to attend the annual meetings of stockholders.


             STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Stockholders desiring to communicate with the board of directors should send their communications in writing to Dinesh Maniar at Montgomery's address, who will forward those communications to the other members of the board of directors.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Our board of directors, on the advice of its Audit Committee, has chosen to retain the services of Deloitte & Touche, LLC, as our auditor for the 2004 fiscal year. The selection of our auditors will not be submitted to the stockholders for their approval in the absence of a requirement to do so. Our policy is that all services performed by the auditor must be preapproved by the audit committee before they are performed.

         We anticipate that our auditors will not be present at our annual meeting.

Audit Fees

         The aggregate fees billed by Deloitte & Touche, LLC, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2003, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-QSB for that fiscal year were $30,000. The aggregate fees billed by Deloitte & Touche, LLC, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-QSB for that fiscal year were $39,321.

Audit Related Fees

         Deloitte & Touche, LLC did not bill the Company for any professional services that were reasonably related to the performance of the audit or review of financial statements for either the fiscal year ended December 31, 2003, or the fiscal year ended December 31, 2002, that are not included under Audit Fees above.

Tax Fees

         The aggregate fees billed by Deloitte & Touche, LLC for professional services rendered for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2003, and December 31, 2002, were $5,300 and $5,450, respectively. Those fees were charged for tax compliance in connection with the preparation of the tax returns for the years ending December 31, 2002, and December 31, 2001.

All Other Fees

         Deloitte & Touche, LLC did not perform any services for the Company or charge any fees other than the services described above under "Audit Fees" and "Tax Fees" for either the fiscal year ended December 31, 2003, or the fiscal year ended December 31, 2002.

                              STOCKHOLDER PROPOSALS

         It is anticipated that the next annual meeting of stockholders will be held in May of 2005. Stockholders may present proposals for inclusion in the information or proxy statement to be mailed in connection with the 2005 annual meeting of stockholders of Montgomery, provided such proposals are received by Montgomery no later than February 4, 2005, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the certificate of incorporation and bylaws of Montgomery.

                                           By order of the Board of Directors:

                                           MONTGOMERY REALTY GROUP, INC.



                                           Dinesh Maniar, Chairman and President

South San Francisco, California
June 8, 2004